Exhibit 10.1

FIRST AMENDMENT TO THE PROGRESSIVE CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN

(2008 Amendment and Restatement)

WHEREAS, The Progressive Corporation Executive Deferred Compensation Plan is currently maintained pursuant to a 2008 Amendment and Restatement (“Plan”); and

WHEREAS, it is deemed desirable to amend the Plan further;

NOW, THEREFORE, the Plan is hereby amended in the respects hereinafter set forth:

1. Effective as of January 1, 2008, but only with respect to Awards that were earned or become vested on or after January 1, 2005, the last sentence of the first paragraph of Section 3.1 of the Plan is hereby amended and restated in its entirety to provide as follows:

“If distribution is to be made in installments, payment of installments following the first installment shall be made within thirty (30) days following each anniversary of (1) the date referred to in clause (i) or (ii) of the first sentence of this Section 3.1 or (2) the date of a Participant’s Termination of Employment, as applicable, until all installments have been paid.”

2. Except as expressly provided in this Amendment, the terms and provisions of the Plan shall remain entirely unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto caused this Amendment to be executed by its duly authorized representative on this 19 day of May, 2008.

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Title:	Chief Legal Officer